Q1 2025 Earnings Release May 1st, 2025 Dave Graziosi, Chair & CEO Fred Bohley, COO Scott Mell, CFO & Treasurer Exhibit 99.2

Safe Harbor Statement The following information contains, or may be deemed to contain, “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995). The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: our participation in markets that are competitive; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs, including with respect to electric hybrid and fully electric commercial vehicles; increases in cost, disruption of supply or shortage of labor, freight, raw materials, energy or components used to manufacture or transport our products or those of our customers or suppliers, including as a result of geopolitical risks, natural disasters, extreme weather events, wars and public health crises such as pandemics; global economic volatility; general economic and industry conditions, including the risk of prolonged inflation and recession; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers or suppliers; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; the concentration of our net sales in our top five customers and the loss of any one of these; cybersecurity risks to our operational systems, security systems or infrastructure owned by us or our third-party vendors and suppliers; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending; risks associated with our international operations, including acts of war and increased trade protectionism and tariffs; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions and collaborations; and risks related to our indebtedness. Allison Transmission cannot assure you that the assumptions made in preparing any of the forward-looking statements will prove accurate or that any long-term financial goals will be realized. All forward-looking statements included in this presentation speak only as of the date made, and Allison Transmission undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise. In particular, Allison Transmission cautions you not to place undue weight on certain forward-looking statements pertaining to potential growth opportunities or long-term financial goals set forth herein. Actual results may vary significantly from these statements. Allison Transmission’s business is subject to numerous risks and uncertainties, which may cause future results of operations to vary significantly from those presented herein. Important factors that could cause actual results to differ materially are discussed in Allison Transmission’s Annual Report on Form 10-K for the year ended December 31, 2024.

Non-GAAP Financial Information We use Adjusted EBITDA and Adjusted EBITDA as a percent of net sales to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA as a percent of net sales provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA as a percent of net sales is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted EBITDA is Net income. The most directly comparable GAAP measure to Adjusted EBITDA as a percent of net sales is Net income as a percent of net sales. Adjusted EBITDA is calculated as the earnings before interest expense, net, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by Allison Transmission, Inc.’s, the Company’s wholly-owned subsidiary, Second Amended and Restated Credit Agreement. Adjusted EBITDA as a percent of net sales is calculated as Adjusted EBITDA divided by net sales. We use Adjusted Free Cash Flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for repayment of debt, stockholder distributions and strategic opportunities, including investing in our business. We believe that Adjusted Free Cash Flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted Free Cash Flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted Free Cash Flow is Net cash provided by operating activities. Adjusted Free Cash Flow is calculated as Net cash provided by operating activities, after additions of long-lived assets.

Call Agenda Business Update Q1 2025 Performance 2025 Guidance

Q1 2025 Performance Summary *See Appendix for the reconciliation from Net Income and Net Income as a percent of Net Sales $766 $378 $192 $287 $2.23 ($ in millions, except per share data; variance % from Q1 2024) Increase was principally driven by price increases on certain products and UAW contract signing incentives recognized in the first quarter of 2024 that did not reoccur in 2025 Increase was principally driven by higher gross profit and unrealized mark-to-market adjustments for marketable securities Adjusted EBITDA margin of 37.5% increased 90 basis points year-over-year Increase was driven by higher net income and lower total diluted shares outstanding Year-over-year results were principally driven by: 61 percent decrease in net sales in the Global Off-Highway end market 8 percent decrease in net sales in the Service Parts, Support Equipment and Other end market 4 percent increase in net sales in the North America On-Highway end market 10 percent increase in net sales in the Defense end market -3% +3% +14% -1% +17% Gross Profit Diluted Earnings Per Share Net Income Net Sales Adjusted EBITDA*

($ in millions, variance % from Q1 2024) Q1 2025 Net Sales Performance End Markets Variance Q1 2025 Commentary North America On-Hwy Global Off-Hwy Defense Principally driven by price increases on certain products and continued strength in Class 8 vocational trucks, partially offset by lower demand for medium-duty trucks Principally driven by lower demand in Europe Principally driven by lower demand from the energy, mining and construction sectors outside of North America Principally driven by price increases on certain products Principally driven by lower demand for service parts and support equipment, partially offset by price increases on certain products $435 $112 $18 $53 $148 4% (3%) (61%) 10% (8%) Outside North America On-Hwy Service Parts, Support Equipment & Other

Q1 2025 Financial Performance

($ in millions, except per share data)	Q1 2025	$ Variance*	% Variance*	Commentary
Net Sales	$766	($23)	(3%)	Decrease was principally driven by lower net sales in the Global Off-Highway, Service Parts, Support Equipment and Other and Outside North America On-Highway end markets, partially offset by higher net sales in the North America On-Highway and Defense end markets
Cost of Sales	$388	($35)	(8%)	Decrease was principally driven by lower direct material expense commensurate with decreased net sales and UAW contract signing incentives recognized in the first quarter of 2024 that did not reoccur in 2025, partially offset by unfavorable direct material costs
Gross Profit	$378	$12	3%	Increase was principally driven by price increases on certain products and UAW contract signing incentives recognized in the first quarter of 2024 that did not reoccur in 2025
Operating Expenses				
Selling, General and Administrative	$86	$0	0%	
Engineering - Research and Development	$43	($3)	(7%)	
Total Operating Expenses	$129	($3)	(2%)	
Operating Income	$249	$15	6%	
Interest Expense, net	($21)	$4	16%	
Other Income, net	$5	$10	200%	Increase was principally driven by unrealized mark-to-market adjustments for marketable securities
Income Before Income Taxes	$233	$29	14%	
Income Tax Expense	($41)	($6)	(17%)	
Net Income** *Net Income as a percent of Net Sales***	$192 *25.1%*	$23 *N/A*	14% *370 bps*	Increase was principally driven by higher gross profit and unrealized mark-to-market adjustments for marketable securities
Diluted Earnings Per Share	$2.23	$0.33	17%	Increase was driven by higher net income and lower total diluted shares outstanding (Q1 2025: 86m shares, Q1 2024: 89m shares)
Adjusted EBITDA** ***Adjusted EBITDA Margin*****	**$287** ***37.5%***	**($2)** ***N/A***	**(1%)** ***90 bps***	

*Variance from Q1 2024
**See Appendix for the reconciliation from Net Income and Net Income as a percent of Net Sales

Allison Transmission

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4.6% 136.4% (4.3%) 100 bps (3.8%) (50.0%) Q1 2025 Cash Flow Performance ($ in millions, variance from Q1 2024) $ Variance Q1 2025 Commentary Net Cash Provided by Operating Activities Principally driven by UAW contract signing incentives recognized in the first quarter of 2024 that did not reoccur in 2025 Principally driven by intra-year timing Driven by higher capital expenditures, partially offset by higher net cash provided by operating activities Principally driven by increased operating working capital and decreased net sales Principally driven by lower interest expense on ATI’s Term Loan due to decreased variable interest rates In line with prior year $181 $26 $155 15.5% $25 $2 $8 $15 ($7) N/A ($1) ($2) CapEx Adjusted Free Cash Flow* Operating Working Capital** Percentage of LTM Sales Net Cash Paid for Interest Cash Paid for Income Taxes % Variance *See Appendix for a reconciliation from Net Cash Provided by Operating Activities ** Operating Working Capital = A/R + Inventory - A/P

Reaffirming full year 2025 guidance ranges provided to the market on February 11, 2025 2025 Guidance *See Appendix for the Guidance Reconciliation Net Income Net Cash Provided by Operating Activities $3,200 - $3,300 Capital Expenditures Adjusted Free Cash Flow* Adjusted EBITDA* Net Sales $735 - $785 $1,170 - $1,230 $800 - $860 $165 - $175 $635 - $685 ($ in millions) Net sales guidance reflects another record revenue year for 2025 driven by price increases on certain products, increased demand for Tracked vehicle applications and continued strength in North American vocational demand

Appendix Non-GAAP Financial Information

Non-GAAP Reconciliations (1 of 3) Adjusted EBITDA Reconciliation

Adjusted Free Cash Flow Reconciliation Non-GAAP Reconciliations (2 of 3)

Guidance Reconciliation Non-GAAP Reconciliations (3 of 3)